WILLIAM R. HULSEY
                            CERTIFIED PUBLIC ACCOUNTANT
                               2117 FORSYTHE AVENUE
         MEMBER                 MONROE, LOUISIANA          MAILING ADDRESS
  AMERICAN INSTITUTE OF                                       P.0. BOX 2253
CERTIFIED PUBLIC ACCOUNTANTS                           MONROE, LOUISIANA 71207
   SOCIETY OF LOUISIANA                                      (318) 362-9900
CERTIFIED PUBLIC ACCOUNTANTS                               FAX (318) 362-9993





January 25, 1999



MMR Investment Bankers, Inc.
5SO N. 159th East, Suite 300
P.O. Box 781440
Wichita, Kansas 67278-1440

Dear Sirs:

I, William R. Hulsey serve as the accountant for The Biltmore Group of Louisiana, L.L.C. and do hereby give permission to use my name and/or values concerning the audited financial statements dated December 31, 1998 in the offering circular for the Bond Issue(s) of The Biltmore Group of Louisiana, L.L.C.

Respectively Submitted,

/S/WILLIAM R HULSEY

William R. Hulsey
Certified Public Accountant

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